UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2016, Drew Industries Incorporated (the “Company”) issued a press release announcing that David M. Smith has resigned from his position as Chief Financial Officer of the Company to pursue other interests. Mr. Smith’s departure is amicable and there is no disagreement between Mr. Smith and the Company.

Mr. Smith will continue to work with the Company until December 31, 2016, to support an orderly transition, at which time there will be no further compensation or payments from the Company other than earned but unpaid salary or benefits, and relocation assistance as specified below. The amount that would otherwise be payable under the 2016 Annual Incentive Plan will be paid out to Mr. Smith in accordance with the terms thereof. Any unvested equity awards will terminate in accordance with their respective terms. In consideration of his assistance with the orderly transition of his duties through December 31, 2016, the Company will pay him an additional $100,000 for relocation assistance.

On September 26, 2016, the Company further announced that Brian Hall will be appointed interim Chief Financial Officer, effective immediately, and he will serve in that role until the Board selects Mr. Smith’s replacement. Mr. Hall, age 41, joined the Company in March 2013, and has served as Corporate Controller since June 2013. Prior to joining the Company, he spent more than 16 years in public accounting, most recently as a Senior Manager at Crowe Horwath LLP. Mr. Hall is a graduate of Indiana University, with a bachelor’s degree in Accounting, and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Hall and any other person pursuant to which he was or is to be selected as an officer. Mr. Hall has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Hall has had no direct or indirect material interest in any transaction (excluding employment) or any proposed transaction involving the Company in which the amount involved exceeded or exceeds $120,000.

A copy of the Company’s press release announcing Mr. Smith’s resignation and Mr. Hall’s appointment as interim Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press Release dated September 26, 2016

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Robert A. Kuhns Robert A. Kuhns Chief Legal Officer and Secretary

Dated: September 26, 2016

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